EXHIBIT 32.1
                                                                    ------------




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Mark Meller, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

          1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.





                                            Date: November 19, 2008



                                            By /s/ Mark Meller
                                            ----------------------------------
                                            Mark Meller
                                            President, Chief Executive Officer
                                            and Principal Accounting Officer